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                                                                   Exhibit 10.21


                     [NORTHERN AUTOMOTIVE CORP. LETTERHEAD]


October 13, 1995


Don Watson


In recognition of your significant contributions to the Company, I would like to propose the following. If you are terminated by us without cause, you are entitled to receive your then current base salary for a period of six (6) months after termination.



/s/ J.G. Bazlen
--------------------
J.G. Bazlen
President


JB:bb